Exhibit 99.1

        Intelligent Systems Appoints Tauber & Balser, P.C. as Auditor

    NORCROSS, Ga., Nov. 24 /PRNewswire-FirstCall/ -- Intelligent Systems Corporation (Amex: INS)( http://www.intelsys.com ) announced today that it has appointed Tauber & Balser, P.C. as the company's Registered Public Accounting Firm effective immediately to replace the company's former Registered Public Accounting Firm, BDO Seidman, LLP. The appointment was approved by the Audit Committee of the Board of Directors of the company.
    Bonnie Herron, Chief Financial Officer and Vice President, said, "After a thorough analysis and review of the company's audit requirements and available alternatives, we are pleased to engage Tauber & Balser, P.C. as the company's new Registered Public Accounting Firm. We are convinced they have the resources and experience to provide us with timely, efficient and cost effective independent audit services."
    The company is filing today a Form 8-K with the Securities and Exchange Commission regarding the appointment of Tauber & Balser, P.C.

    About Intelligent Systems Corporation
    For thirty years, Intelligent Systems Corporation (Amex: INS) has identified, created, operated and grown early stage technology companies. The company has operations and investments, principally in the information technology industry. The company's consolidated subsidiaries include VISaer, Inc. ( http://www.visaer.com ), QS Technologies, Inc.
( http://www.qsinc.com ), CoreCard Software, Inc. ( http://www.corecard.com ), (all three being software companies) and ChemFree Corporation ( http://www.chemfree.com ), (an industrial products company). Since 1990, the company has operated the Intelligent Systems Incubator, an award-winning pioneer in privately sponsored incubators. Further information is available on the company's website at http://www.intelsys.com , or by calling the company at 770-381-2900.

    About Tauber & Balser, P.C.
    Tauber & Balser, P.C. is one of the leading accounting and consulting firms in Atlanta, Georgia. Since 1968, the professionals of Tauber & Balser, P.C. have provided their clients with a well-rounded team of talent. Tauber & Balser, P.C. provides specialized services for public companies as well as private and non-profit clients in a variety of industries, including technology and manufacturing. Tauber & Balser, P.C. is a member of The Center for Public Company Audit Firms of the American Institute of Certified Public Accountants, is a Registered Accounting Firm of the Public Company Accounting Oversight Board and a member of CPA Associates International, an association of independent certified and chartered accounting firms with more than 120 member firms in 60 countries.

    In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward- looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise.

For further information, call
Bonnie Herron, 770/564-5504
or email to bherron@intelsys.com

SOURCE  Intelligent Systems Corporation
    -0-                             11/24/2004
    /CONTACT:  Bonnie Herron of Intelligent Systems Corporation,
+1-770-564-5504, or bherron@intelsys.com /
    /Web site:  http://www.intelsys.com
                http://www.visaer.com
                http://www.qsinc.com
                http://www.corecard.com
                http://www.chemfree.com /
    (INS)

CO:  Intelligent Systems Corporation; Tauber & Balser, P.C.; BDO Seidman, LLP
ST:  Georgia
IN:  CPR
SU: